Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-8 No. 333-281303 dated August 6, 2024,
(2)	Registration Statement on Form S-8 No. 333-271580 dated May 2, 2023,
(3)	Registration Statement on Form S-8 No. 333-262448 dated February 1, 2022,
(4)	Registration Statement on Form S-8 No. 333-231851 dated May 31, 2019,
(5)	Registration Statement on Form S-8 No. 333-184710 dated November 1, 2012,
(6)	Registration Statement on Form S-8 No. 333-184709 dated November 1, 2012, and
(7)	Registration Statement on Form S-8 No. 333-184708 dated November 1, 2012;

of our reports dated March 3, 2026, with respect to the consolidated financial statements of Hyster-Yale, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Hyster-Yale, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Hyster-Yale, Inc. and Subsidiaries for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Cleveland, Ohio
March 3, 2026